BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 21, 2011 /PRNewswire/ -- BancFirst Corporation (Nasdaq: BANF) reported net income of $10.2 million or $0.65 diluted earnings per share for the fourth quarter of 2010 compared to net income of $9.8 million or $0.63 diluted earnings per share for the same period in 2009. Net income for the year ended December 31, 2010 was $42.3 million, compared to $32.6 million of net income for the year ended December 31, 2009. Diluted earnings per share through December 31, 2010 were $2.70 compared to $2.09 for the year ended December 31, 2009.

For the fourth quarter of 2010, the Company's net interest income was $37.2 million, up $3.1 million or 9.1% from the same quarter a year ago. The Company's net interest margin for the quarter was 3.29% compared to 3.35% a year ago. The Company's average earning assets increased to $4.5 billion for the fourth quarter 2010, up from $4.1 billion for the fourth quarter of 2009. The Company's loan loss provision for the quarter was $718,000 compared to $1.2 million for the fourth quarter of 2009. Noninterest income totaled $18.8 million for the quarter, up from $16.2 million reported in the fourth quarter a year ago. The increase in noninterest income was largely due to a $1.0 million gain on the Company's final sale of student loans. In addition, the Company reported increased revenues from fee income on deposit accounts, insurance and other revenues, due in part to its recent acquisitions. Noninterest expense for the quarter was $39.3 million compared to $33.9 million in the fourth quarter of 2009. The increase in noninterest expense was primarily attributable to $1.2 million of additional health benefit expense resulting from higher claims and $1.3 million of expense related to acquisition costs, write downs on other real estate and non-recurring trust expenses.

At December 31, 2010, the Company's total assets were $5.1 billion, up $644 million or 14.6% over December 31, 2009. Loans were $2.8 billion, up $73 million from December 31, 2009.  Deposits increased $575 million to $4.5 billion at December 31, 2010. The Company's equity capital was $459 million, up $28 million or 6.5% over December 31, 2009. The Company's equity capital was strong at 9.1% of total assets at December 31, 2010.

During the fourth quarter of 2010, the Company completed the acquisitions of Union National Bancshares, Inc., and its subsidiary bank, Union Bank of Chandler; Exchange Bancshares of Moore, Inc., and its subsidiary bank, Exchange National Bank of Moore; and OK Bancorporation, Inc., and its subsidiary bank, The Okemah National Bank. These three acquisitions added approximately $337 million in total assets, $167 million in loans and $307 million in deposits to the Company's year end balance sheet.   The Company recorded $13.6 million of goodwill and deposit intangibles as a result of the three acquisitions.

BancFirst Corporation is an Oklahoma based financial services holding company.  The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank.  The Company has 89 banking locations serving 50 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management's current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)
	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,862	$ 35,670	$ 36,072	$ 37,172	$ 142,776
Provision for loan losses	896	871	469	718	2,954
Securities transactions	136	(150)	333	5	324
Total noninterest income	15,960	17,010	18,162	18,787	69,919
Salaries and employee benefits	19,948	19,710	20,692	22,009	82,359
Total noninterest expense	34,901	34,505	35,389	39,307	144,102
Net income	9,303	11,042	11,787	10,177	42,309
Per Common Share Data:
Net income-basic	0.61	0.72	0.77	0.66	2.76
Net income-diluted	0.60	0.71	0.75	0.65	2.70
Cash dividends declared	0.23	0.23	0.25	0.25	0.96
Common shares outstanding	15,337,050	15,346,800	15,358,672	15,368,717	15,368,717
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366	15,362,388	15,348,102
Diluted	15,628,012	15,652,621	15,645,086	15,665,196	15,651,312
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%	0.83%	0.92%
Return on average equity	8.66	10.01	10.34	8.79	9.45
Net interest margin	3.38	3.44	3.40	3.29	3.37
Efficiency ratio	70.05	65.50	65.25	70.24	67.75

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 31,753	$ 32,546	$ 32,952	$ 34,070	$ 131,321
Provision for loan losses	3,365	4,851	998	1,175	10,389
Securities transactions	339	(37)	20	14	336
Total noninterest income	16,622	17,043	17,039	16,160	66,864
Salaries and employee benefits	20,117	19,896	19,938	19,068	79,019
Total noninterest expense	34,529	35,218	35,481	33,889	139,117
Net income	7,125	6,260	9,390	9,834	32,609
Per Common Share Data:
Net income-basic	0.47	0.41	0.61	0.64	2.13
Net income-diluted	0.46	0.40	0.60	0.63	2.09
Cash dividends declared	0.22	0.22	0.23	0.23	0.90
Common shares outstanding	15,291,641	15,301,641	15,302,891	15,308,741	15,308,741
Average common shares outstanding -
Basic	15,291,636	15,298,075	15,302,199	15,307,019	15,299,781
Diluted	15,579,090	15,604,279	15,585,955	15,600,964	15,593,789
Performance Ratios:
Return on average assets	0.75%	0.61%	0.86%	0.89%	0.78%
Return on average equity	6.92	5.95	8.77	9.06	7.70
Net interest margin	3.69	3.44	3.27	3.35	3.42
Efficiency ratio	71.38	71.02	70.97	67.47	70.20

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)
	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182	$ 5,060,249
Total loans	2,766,304	2,793,346	2,756,118	2,811,964
Allowance for loan losses	(36,780)	(37,002)	(35,681)	(35,745)
Securities	430,586	580,317	579,839	746,343
Deposits	4,009,017	4,117,360	4,082,568	4,503,754
Stockholders' equity	436,901	445,592	453,869	458,594
Book value per common share	28.49	29.03	29.55	29.84
Tangible book value per common share	25.78	26.19	26.72	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%	63.14%
Average earning assets to total assets	92.62	92.76	92.83	92.75
Average stockholders' equity to average assets	9.86	9.77	9.92	9.44
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563	1,096
Nonaccrual loans	37,801	38,328	25,684	26,701
Restructured loans	1,912	1,677	378	294
Total nonperforming and restructured loans	40,302	41,916	26,625	28,091
Other real estate owned and repossessed assets	10,272	9,748	21,499	23,179
Total nonperforming and restructured assets	50,574	51,664	48,124	51,270
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%	1.00%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05	1.01
Allowance to total loans	1.33	1.32	1.29	1.27
Allowance to nonperforming and restructured loans	91.26	88.28	134.01	127.25
Net charge-offs to average loans	0.07	0.09	0.26	0.09
	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 3,958,155	$ 4,269,325	$ 4,322,103	$ 4,416,209
Total loans	2,808,499	2,738,238	2,713,169	2,738,654
Allowance for loan losses	(36,765)	(39,334)	(36,016)	(36,383)
Securities	439,220	417,738	391,627	417,286
Deposits	3,471,518	3,782,822	3,831,823	3,929,016
Stockholders' equity	416,381	419,202	425,638	430,824
Book value per common share	27.23	27.40	27.81	28.14
Tangible book value per common share	24.51	24.69	25.12	25.41
Balance Sheet Ratios:
Average loans to deposits	83.29%	79.67%	70.39%	69.54%
Average earning assets to total assets	91.51	92.08	92.97	93.01
Average stockholders' equity to average assets	10.85	10.52	9.79	9.84
Asset Quality Data:
Past due loans	$ 867	$ 21,530	$ 9,941	$ 853
Nonaccrual loans	25,255	24,186	37,319	37,133
Restructured loans	353	1,115	561	1,970
Total nonperforming and restructured loans	26,475	46,831	47,821	39,956
Other real estate owned and repossessed assets	5,576	11,543	10,587	9,881
Total nonperforming and restructured assets	32,051	58,374	58,408	49,837
Nonperforming and restructured loans to total loans	0.94%	1.68%	1.76%	1.46%
Nonperforming and restructured assets to total assets	0.81	1.35	1.35	1.13
Allowance to total loans	1.31	1.44	1.33	1.33
Allowance to nonperforming and restructured loans	138.87	83.99	75.31	91.06
Net charge-offs to average loans	0.13	0.33	0.63	0.12

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,737,054	$ 39,926	5.79%	$ 2,761,986	$ 155,131	5.62%
Securities – taxable	585,938	3,211	2.17	481,783	12,378	2.57
Securities - tax exempt	45,555	537	4.68	36,228	1,913	5.28
Interest bearing deposits with banks	1,146,634	728	0.25	982,059	2,473	0.25
Total earning assets	4,515,181	44,402	3.90	4,262,056	171,895	4.03

Nonearning assets:
Cash and due from banks	112,375			108,440
Interest receivable and other assets	276,309			261,521
Allowance for loan losses	(35,807)			(36,466)
Total nonearning assets	352,877			333,495
Total assets	$ 4,868,058			$ 4,595,551

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 629,872	$ 344	0.22%	$ 612,442	$ 1,404	0.23%
Savings deposits	1,579,835	3,069	0.77	1,424,252	12,180	0.86
Time deposits	849,500	2,931	1.37	838,589	12,463	1.49
Short-term borrowings	11,959	4	0.13	4,279	6	0.14
Notes payable	7,134	95	5.28	2,434	95	3.90
Junior subordinated debentures	26,804	519	7.68	26,804	1,993	7.44
Total interest-bearing liabilities	3,105,104	6,962	0.89	2,908,800	28,141	0.97

Interest-free funds:
Noninterest bearing deposits	1,275,893			1,211,712
Interest payable and other liabilities	27,729			27,482
Stockholders' equity	459,332			447,557
Total interest free-funds	1,762,954			1,686,751
Total liabilities and stockholders' equity	$ 4,868,058			$ 4,595,551
Net interest income		$ 37,440			$ 143,754
Net interest spread			3.01%			3.06%
Net interest margin			3.29%			3.37%

CONTACT:  Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, +1-405-270-1002, both of BancFirst